S. W. HATFIELD, CPA
certified public accountants

Member:    American Institute of Certified Public Accountants
               SEC Practice Section
               Information Technology Section
           Texas Society of Certified Public Accountants

                                 August 22, 2001




U. S. Securities and Exchange Commission
450 Fifth Street, N. W.
Washington DC 20549

Gentlemen,

On August 22, 2001, this firm received a copy of Form 8-K/A - Current Report to be filed by Universal Media Holdings, Inc. (SEC File # 000-28459, CIK # 1100779) (Universal) reporting an event dated April 20, 2000. We have reviewed Item 4 - Changes in Registrant's Certifying Public Accountant of the Form 8-K/A.

We have no comments or disagreements with the statements made therein.

Yours truly,

/s/ S. W. Hatfield CPA
----------------------
S. W. Hatfield, CPA


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